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Exhibit 23.2



CONSENT OF INDEPENDENT ACCOUNTANTS

    We consent to the incorporation by reference in this Registration Statement on Form S-1 of our report dated March 14, 1999 on our audits of the consolidated financial statements of CyberDiet, LLC as of December 31, 1998 and 1997, and for each of the three years in the period ended December 31, 1998. We also consent to the reference to our firm under the caption
"Experts".


Hamilton, Bermuda
March 15, 1999                        PricewaterhouseCoopers